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                          REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of the ___ day of _____ 199_ by and between HOLMES PROTECTION GROUP, INC., a Delaware corporation (the Company"), and ________________
(the "Holder").

                                    RECITALS

         A. The Holder and the Company are parties to an Agreement of Stock Purchase of even date herewith relating to ____________________________________ (the "Purchase Agreement") by and between the Company and Holder pursuant to which the Company has issued, or will issue, to Holder an aggregate number of shares of common stock of the Company, par value $.01 per share ("Common Stock") on the terms and conditions set forth in the Purchase Agreement.

         B. The Company desires to grant to the Holder the registration rights set forth herein with respect to the shares of Common Stock issued to the Holder by the Company.

         1. REGISTRATION RIGHTS.

                  1.1 Definitions. For purposes of this Section 1:

                           (a) Registration. The terms "register," "registered,"
and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement.

                           (b) Registrable Securities. The term "Registrable
Securities" means: the aggregate number of shares of Common Stock of the Company issued or to be issued to Holder pursuant to the Purchase Agreements; excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement or any Registrable Securities which may be or are sold to the public or which may be or are sold pursuant to Rule 144 promulgated under the Securities Act.

                           (c) SEC. The term "SEC" or "Commission" means the
U.S. Securities and Exchange Commission.

                  1.2 Registrations.

                           (a) Piggyback Registration Rights. The Company shall
notify the Holder in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company which is not



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an underwritten offering (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to an equity offering, if any, or to any employee benefit plan or to any corporate reorganization, (collectively the "Excluded Registrations") and will afford the Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by the Holder. If the Holder desires to include in any such registration statement all or any part of the Registrable Securities held by the Holder, it shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities the Holder wishes to include in such registration statement. If the Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, the Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities (other than with respect to Excluded Registrations), all upon the terms and conditions set forth herein.

                           (b) Expenses. All expenses incurred in connection
with a registration pursuant to Section 1.2(a) including, without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of counsel for the Holder, shall be borne by the Company.

                  1.3 Obligations of the Company. Whenever required to include in a registration any of the Registrable Securities held by the Holder under this Agreement, the Company shall, as expeditiously as reasonably possible:

                           (a) Prepare and file with the SEC a registration
statement which shall include such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holder, keep such registration statement effective for up to ninety (90) days.

                           (b) Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           (c) Furnish to the Holder such number of copies of a
prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the, Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holder that are included in such registration.

                           (d) Use its best efforts to register and qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.


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                           (e) Notify the Holder at any time when a prospectus
relating to such registration statement is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                           (f) Furnish, at the request of the Holder, on the
date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given in non-underwritten public offerings and reasonably satisfactory to the Holder, addressed to the Holder, and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants in non-underwritten public offerings and reasonably satisfactory to the Holder, addressed to the Holder requesting registration of Registrable Securities.

                  1.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1.2 that the Holder shall furnish to the Company such information regarding the Holder, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to timely effect the registration of its Registrable Securities.

                  1.5 Delay of Registration. The Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                  1.6 Indemnification. In the event any Registrable Securities are included in a registration statement under Section. 1.2:

                           (a) By the Company. To the extent permitted by law,
the Company shall indemnify and hold harmless the Holder against any losses, claims, damages, or liabilities to which the Holder may become subject under the Securities Act, the Securities Exchange Act of 1934 (the "1934 Act") or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                           (i) any untrue statement or alleged untrue statement
                  of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                           (ii) the omission or alleged omission to state
                  therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

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                           (iii) any violation or alleged violation by the
                  Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse the Holder for any legal or other expenses reasonably incurred by the Holder, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, including without limitation, any information furnished by the Holder to the Company pursuant to Section 1.4 hereof.

                           (b) By the Holder. To the extent permitted by law,
the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, and each person, if any, who controls the Company within the meaning of the Securities Act or the 1934 Act (collectively, "Company Indemnitees"), against any losses, claims, damages or liabilities (joint or several) to which the Company or any such Company Indemnitee may become subject under the Securities Act, the 1934 Act or other federal or state law, but only, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case, to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder, and known by the Holder to be furnished, expressly for use in connection with such registration, including without limitation any information furnished by the Holder to the Company pursuant to
Section 1.4 hereof; and the Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such Company Indemnitee as incurred in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by the Holder under this Section 1.6(b) in respect of any Violation shall not exceed the net proceeds received by the Holder in the registered offering out of which such Violation arises.

                           (c) Notice. Promptly after receipt by an indemnified
party under this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and

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expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

                           (d) Defect Eliminated in Final Prospectus. The
foregoing indemnity agreements of the Company and the Holder are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                           (e) Survival. The obligations of the Company and the
Holder under this Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

                  1.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, and to use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act.

         2. AMENDMENT AND OTHER PROVISIONS.

                  2.1 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed to have been delivered when delivered personally (including by means of telex, telecopier or telefax systems), or the day following delivery to a reputable overnight courier service which guarantees delivery within 24 hours, charges prepaid (or upon the date mailed, if sent certified mail, postage prepaid, return receipt requested, and delivery is refused or returned as undeliverable) to the parties to this Agreement as follows:

                  (a) if to the Company: Holmes Protection Group, Inc.
                                         440 Ninth Avenue
                                         Now York, NY 10001
                                         Attn: George V. Flagg, President


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                    with a copy to:    Dennis M. Stern, Esq.
                                       Senior Vice President and General Counsel
                                       Holmes Protection Group, Inc.
                                       440 Ninth Avenue
                                       New York, NY 10001-1695

                (b) If to Holder:



                    with a copy to:



or at such other address as any party may designate by giving ten (10) days advance written notice to the other party.

                           2.2 Entire Agreement. This Agreement constitutes and
contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

                           2.3 Governing Law. This Agreement shall be governed
by and construed exclusively in accordance with the internal laws of the State of New York without regard to any law relating to conflict of laws and choice of law.

                           2.4 Severability. If one or more provisions of this
Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                           2.5 Third Parties. Nothing in this Agreement, express
or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

                           2.6 Captions. The captions to sections of this
Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

                           2.7 Counterparts. This Agreement may be executed in
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           2.8 Costs And Attorneys' Fees. In the event that any
action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction


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contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:                                    THE HOLDER:

HOLMES PROTECTION GROUP, INC.

By: /s/ George V. Flagg
 --------------------------                  -------------------------------
        George V. Flagg
        President


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